SUBLEASE AGREEMENT

         THIS SUBLEASE AGREEMENT (the "Sublease") is made this 10th day of February, 1999, between DAY & ZIMMERMANN, INC., a Maryland corporation (the "Sublandlord"), and HEALTH RISK MANAGEMENT, INC. , a Minnesota corporation (the "Subtenant"). (Sublandlord and Subtenant are hereinafter sometimes collectively referred to as the "Parties").

                               W I T N E S S E T H

         Sublandlord is party to a certain Lease Agreement, dated December 18, 1975, as amended by various amendments listed on Exhibit A attached hereto and incorporated herein, wherein Sublandlord, as tenant, has leased certain space (the "Demised Premises") in the building (the "Building") located at 1818 Market Street, Philadelphia, PA. The documents comprising the aforesaid Lease Agreement are listed on Exhibit A attached hereto and are referred to collectively herein as the "Master Lease" By various assignments, the rights of the landlord ("Landlord") under the Master Lease have been assigned to 1818 Market - VEF II, L.L.C.

         Sublandlord desires to sublease to Subtenant that portion of the Demised Premises consisting of a portion of the nineteenth (19th) floor, said portion containing approximately [18,000] rentable square feet, as shown on the floor plan attached hereto as Exhibit B and incorporated herein (the "Premises"), and Subtenant desires to sublease the Premises from Sublandlord, upon the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the foregoing preambles, the payment of Ten Dollars ($10.00) by Subtenant to Sublandlord, the covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby covenant, acknowledge, represent and agree as follows:

         1. DEMISE: TERM. Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Premises, for the Sublease Term. The Sublease Term shall commence on April 1, 1999 and shall expire at 11:59 p.m. on June 30, 2004 or on such earlier date upon which said term may expire or terminate pursuant to any of the conditions of limitation or other provisions of the Master Lease or this Sublease. Subtenant shall have no right to extend the term of the Master Lease.

         2. PREMISES. The Premises consist of approximately [18,000] r.s.f on the 19th floor of the Building, as shown on Exhibit B. Subtenant shall have no right to expand the size of the Premises by exercise of any expansion options or rights of first refusal or rights of first offer contained in the Master Lease. Subtenant shall have the Subtenant's ROFO Right as described in Section 21 below.

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         Neither the Sublandlord nor its agents or employees have made any representations or warranties, express or implied, written or oral, with respect to the Premises or the Building containing the Premises and except as expressly set forth in this Sublease, no rights, easements or licenses are acquired by the Subtenant by implication or otherwise. The taking of possession of the Premises by Subtenant shall be conclusive evidence that the Subtenant accepts the Premises and the Building containing the Premises in their "as is, where is" condition, that all obligations imposed upon Sublandlord under this Sublease with respect to the condition of the Premises have been fully performed and that the Premises were in good condition at the time possession was taken, provided, however, that the foregoing is not intended to limit Landlord's repair and maintenance obligations under the Master Lease. Further, Subtenant hereby agrees that if Landlord requires removal of any alterations or improvements to the Premises (other than those presently existing in the Premises) in accordance with the provisions of the Master Lease, Subtenant shall remove the same and restore the Premises in accordance with the Master Lease, at Subtenant's sole cost and expense, prior to expiration of the Sublease Term. In addition, Subtenant shall, if required by Sublandlord, prior to the expiration of the Sublease Term, remove alterations and improvements made by or on behalf of Subtenant (or any sub-subtenant or assignee) and shall repair all damage to the Premises resulting from such removal and restore the Premises, at Subtenant's sole cost and expense. At the time Subtenant requests approval for making any alterations and improvements Subtenant may ask Sublandlord whether Sublandlord will require the removal of those alterations under the previous sentence, and Sublandlord shall so advise Subtenant in writing.

         Notwithstanding anything contained in this Sublease to the contrary, the Premises shall be measured by Landlord in accordance with the current BOMA Standard, and the Landlord's measurement shall be used for all purposes in this Sublease. Promptly after completion of that measurement, Sublandlord and Subtenant shall enter into an amendment to this Sublease setting forth the rentable square footage of the Premises, the total annual Fixed Rent, and the subtenant's proportionate shares for real estate taxes and operating expenses.


         3. RENT.

            (1) Fixed Rent.

                (i) Subtenant shall pay to Sublandlord annual rent (the "Fixed Rent") during the Sublease Term in the amount equal to the product of the rentable square feet in the Premises and $17.00 per r.s.f.. The Fixed Rent shall be payable in equal monthly installments, in advance, without prior notice or demand, and without any set-off or deduction, on the first day of each month during the Sublease Term, (subject to Section 3(a)(iii) below), in lawful money of the United States of America, at the address of Sublandlord set forth in
Section 16 of this Sublease or at such other address as Sublandlord may from time to time designate by notice to Subtenant.



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                (ii) All Fixed Rent and all other amounts payable by Subtenant under this Sublease (collectively, "Rent"), shall constitute and be collectible as rent under this Sublease, and shall be payable to Sublandlord at its address as set forth herein, unless Sublandlord shall otherwise so direct in writing.

                (iii) Subtenant shall receive a credit against the Fixed Rent first coming due under this Sublease in the aggregate amount equal to the product of the rentable square feet in the Premises and Fifteen Dollars and Twenty-five Cents ($15.25) per r.s.f. Nothing contained in this Section 3(a)(iii) shall be construed to relieve Subtenant from any obligation to pay any additional rent (including without limitation any use and occupancy taxes) required to be paid under this Sublease.

         (2) Additional Rent. Subtenant shall be responsible for all escalation rental (as defined in Section XXXXV of the Lease but using a 1999 Base Year as hereinafter provided) allocable to the Premises, as provided in this Section 2(b).

                (i) Real Estate Taxes. (A) Subtenant shall pay to Sublandlord, annually, Subtenant's proportionate share of any excess over the Base Real Estate Tax (hereinafter defined) of the amount of the annual real estate taxes assessed against the real estate of which the Demised Premises is a part, including the Building, the underlying land and associated air rights, for each year (and partial year) during the term of this Lease. Subtenant's proportionate share of such excess shall equal a fraction, the numerator of which is the rentable square footage in the Premises and the denominator of which is 985,066. Subtenant's proportionate share of such excess shall be paid by Subtenant annually within thirty (30) days after Subtenant receives from Sublandlord a statement showing the amount of such annual real estate taxes and Subtenant's proportionate share of such excess determined as aforesaid. The sums due under this Section 2(b)(i) shall be apportioned for any partial calendar year included within the term at the beginning and end of the term of this Sublease, as the same may be extended.

                (B) The term "Base Real Estate Tax" shall mean all real estate taxes assessed against the real estate of which the Demised Premises is a part, including the Building, the underlying land and associated air rights, for the year 1999.

                (C) If Sublandlord shall receive a refund of Real Estate Taxes paid for a period of time including the Term of this Sublease, then Sublandlord shall remit to Subtenant the portion thereof allocable to the Premises for the period within the Sublease Term.

                (ii) Operating Expenses.

                (A) Unless otherwise defined in this Sublease, capitalized terms used in this Section 3(b)(ii) shall have the meaning given them in the Master Lease. For purposes of this Section 3(b)(ii), the following terms shall have the following meanings:

                                "Subtenant's Proportionate Share" shall mean a
                fraction, the numerator of which is the number of rentable square feet in the Premises, and the denominator of which is 923,597.

                                "Base Year Expenses" shall mean Operating
                Expenses for the calendar year 1999.

                                "Sublandlord's Statement" shall mean a statement
                by Sublandlord, to be delivered by Sublandlord to Subtenant along with a copy of the Escalation Statement received by Sublandlord from Landlord, which Sublandlord's Statement shall set forth (a) Subtenant's Expense Differential for the year covered by the Escalation Statement, (b) Subtenant's Proportionate Share of Subtenant's Expenses Differential, and
                (c) Subtenant's Monthly Expense Payment.

                                "Subtenant's Expense Differential" shall mean
                the difference between the Current Year Expenses (as shown on any Escalation Statement provided by Landlord under the Master Lease) and Base Year Expenses (as defined in this Sublease).

                                "Subtenant's Monthly Expense Payment" shall mean
                an amount equal to 1/12th of Subtenant's Proportionate Share of Subtenant's Expense Differential.

                (B) Subtenant shall pay to Sublandlord, as additional rent for the Premises, Subtenant's Proportionate Share of Subtenant's Expense Differential, in the amounts and at the times as hereinafter provided.

                    (I) Sublandlord shall send to Subtenant a copy of the Escalation Statement received by Sublandlord from Landlord with respect to calendar year 1999. The Operating Expenses shown on that Escalation Statement for 1999 shall be the Base Year Expenses for purposes of this Sublease.

                    (II) After Sublandlord shall receive from Landlord an Escalation Statement for calendar year 2000, Sublandlord shall forward a copy of that Escalation Statement to Subtenant, accompanied by Sublandlord's Statement.

                    (III) Within 30 days after receipt of the Escalation Statement and Sublandlord's Statement for calendar year 2000, Subtenant shall pay to Sublandlord: (a) the amount of Subtenant's Proportionate Share of Subtenant's Expense Differential; and (b) an amount equal to the product of Subtenant's Monthly Expense Payment and the number of full calendar months between January 1, 2001 and the first day of the first month following the date on which the Sublandlord's Statement is received by Subtenant. Commencing on the first day of the month following the month in which the Sublandlord's Statement with respect to calendar year 2000 is received by Subtenant and on the first day of each succeeding month thereafter, Subtenant shall pay to Sublandlord on account of the Subtenant's Expense Differential for the then current calendar year (i.e., 2001), the Subtenant's Monthly Expense Payment set forth in said Sublandlord's Statement until and including the month during which Subtenant shall receive the next Sublandlord's Statement.

                    (IV) During each subsequent calendar year after 2000, Sublandlord shall send to Subtenant a copy of the Escalation Statement received by Sublandlord from Landlord, accompanied by Sublandlord's Statement. If such Sublandlord's Statement shall disclose that the aggregate amount of Subtenant's Monthly Expense Payments theretofore made by Subtenant on account of the Current Year Expenses shall be less than the amount of Subtenant's Proportionate Share of Subtenant's Expense Differential, then, within 30 days after receipt of such Escalation Statement and Sublandlord's Statement, Subtenant shall pay to Sublandlord the amount of the deficiency. If, however, the aggregate amount of Subtenant's Monthly Expense Payments made by Subtenant on account of the Current Year Expenses shall exceed the amount of Subtenant's Proportionate Share of the Subtenant's Expense Differential, then, with the submission of such Escalation Statement and Sublandlord's Statement, Sublandlord shall pay to Subtenant the amount of such excess.

                    (V) Within 30 days after receipt of Sublandlord's Statement and Escalation Statement for calendar years 2001 and thereafter, Subtenant shall also pay to Sublandlord the amount, if any, by which (i) the product of the Subtenant's Monthly Expense Payment specified in the Sublandlord's Statement and the number of full calendar months between the commencement of the calendar year during which such Sublandlord's Statement is rendered and the first day of the first calendar month following the date on which the same is received by Subtenant exceeds (ii) the Subtenant's Monthly Expense Payments made during the then current calendar year. Commencing on the first day of the month following the month in which such Sublandlord's Statement is received and on the first day of each succeeding month thereafter, Subtenant shall pay to Sublandlord on account of the Subtenant's Expense Differential for the then current calendar year, the Subtenant's Monthly Expense Payment set forth in such Sublandlord's Statement until and including the month during which Subtenant shall receive the next Escalation Statement and Sublandlord's Statement.

                    (VI) The amount of Subtenant's Proportionate Share of Subtenant's Expense Differential for the last year of the term of this Sublease shall be apportioned to the date of expiration of the term. Any sums owing by Subtenant or Sublandlord to the other, determined as provided in this Section 2(b)(ii), shall be paid within 30 days after the rendering of the Sublandlord's Statement during the year following the year in which this Sublease shall expire. The obligation to make such payment by either Sublandlord or Subtenant shall survive the termination of this Lease.

                    (VII) If through the introduction of capital equipment, an item of Operating Expenses which has been used in the computation of the amount of the Base Year Expenses shall be eliminated, or reduced in amount, then, commencing with the Escalation Statement rendered in the year following the year in which such elimination or reduction occurs, the item of Operating Expenses shall be eliminated or reduced in like amount from the Base Year Expenses for purposes of calculating the Subtenant's Expense Differential.

         4. ASSIGNMENT: SUBLETTING. Subtenant will not sublet the Premises, or any portion thereof, or assign this Sublease in whole or in part, for collateral purposes or otherwise, or permit use or occupancy of the Premises, or any portion thereof, by any other person or entity without (i) the prior written consent of Sublandlord in each instance being first obtained, which consent Sublandlord shall not unreasonably withhold or delay, and (ii) complying with the provisions of the Master Lease relating to subleasing of the Premises or the assignment of this Sublease. Subtenant shall be responsible for all reasonable expenses (including without limitation attorneys fees) which Sublandlord reasonably deems necessary to incur in order to protect its interest before approving/disapproving any sublease or assignment. If Sublandlord approves, Sublandlord shall request Landlord's consent to any assignment or subletting of Subtenant's interest in the Premises in accordance with the provisions of the Master Lease, provided Subtenant hereby acknowledges and agrees that, to the extent required under the Master Lease, Landlord must ultimately approve any such assignment or subletting and Sublandlord cannot and does not represent or warrant as to its ability to obtain such consent. Notwithstanding any such assignment or subletting of Subtenant's interest hereunder, Subtenant shall remain liable to Sublandlord for the performance of its obligations under this Sublease and, to the extent applicable to Subtenant hereunder, the Master Lease.

         5. REFERENCE TO MASTER LEASE: SUBORDINATION. Subtenant hereby assumes and agrees to fully keep, observe and perform all of the obligations on the part of Sublandlord under the Master Lease, as tenant thereunder (other than payment to Landlord of rent and additional rent under the Master Lease), to the extent applicable to or pertaining to the Premises or the use of the Premises, and Subtenant shall be and become jointly and severally liable with Sublandlord for the nonperformance thereof, provided, however, that as between Sublandlord and Subtenant, Subtenant shall be liable to Sublandlord for Subtenant's actions or nonperformance with respect to the aforesaid obligations. As between Sublandlord and Subtenant, Sublandlord shall enjoy all of the rights, privileges, protections and remedies provided to Landlord under the Master Lease or available to landlords under applicable law. At Subtenant's request, Sublandlord shall request that Landlord perform Landlord's obligations under the Master Lease with respect to the Premises. Notwithstanding the foregoing, Sublandlord shall not have any of the obligations or liabilities of Landlord under the Master Lease or applicable law and Subtenant shall look solely to Landlord for the performance of those obligations and satisfaction of those liabilities.

         Subtenant acknowledges and agrees that this Sublease is, and at all times shall be, expressly subject and subordinate to the Master Lease and to any mortgages, ground leases or other matters to which the Master Lease is or may hereafter be subject and subordinate. Subtenant agrees to execute and deliver to Landlord and Sublandlord, and their respective successors or assigns, or to any other person or corporation designated by Landlord or Sublandlord, any reasonable instrument(s) requested by Landlord or Sublandlord subordinating this Sublease to any such items.

         6. INDEMNIFICATION

         Subtenant hereby indemnifies and agrees to defend and hold Sublandlord harmless from and against any and all costs, claims, actions, damages, demands, expenses (including reasonable attorneys' fees), injuries, judgments, liabilities, losses and suits, suffered, sustained or incurred by Sublandlord in connection with or as a result of any accident, act or omission, claim, hazard, injury, violation of any health, zoning, fire, building or safety code, ordinance or regulation, death or damage to person or property occurring in the Premises or arising, directly or indirectly, in whole or part, out of the business conducted by Subtenant (or any subsubtenant or assignee of Subtenant) in the Premises, or the use or occupancy of the Premises by Subtenant (or any subsubtenant or assignee), or arising, directly or indirectly, in whole or in part, from any act or omission of Subtenant (or any subsubtenant or assignee) or its licensees, servants, agents, employees or contractors or the breach or default by Subtenant of any term, provision, covenant, or condition contained in the Master Lease which Subtenant, by virtue of its occupancy of the Premises or the provisions of this Sublease, is obligated to perform or in this Sublease; but excluding any of the foregoing due in whole or in part to the gross negligence or willfull misconduct of Sublandlord.

         7. REPAIR AND MAINTENANCE: UTILITY COSTS: CHARGES.

                (1) Throughout the Sublease Term, Subtenant agrees to do the following at its sole cost and expense:

                                (1) Make all repairs to and perform all
                maintenance of the Premises required to be made or performed by Sublandlord pursuant to the Master Lease;

                                (2) Procure at its expense all permits and
                licenses pertaining to Subtenant's use of the Premises; and

                                (3) Comply with all rules and regulations
                governing the use and occupancy of the Premises now existing or hereafter promulgated by Landlord pursuant to the Master Lease.

                (2) Throughout the Sublease Term, Subtenant agrees to pay for all:

                                (1) charges for telephone usage within the
                Premises; and, if Subtenant requires utility services not required under the Master Lease to be provided by Landlord without charge, charges for such additional public utility usage within the Premises.

                                (2) Any "special services" (in accordance with
                the provisions of Article XXXIV of the Master Lease) requested from time to time by Subtenant, and all sums payable, if any, under Article IX(C) of the Master Lease for electricity consumed in the Premises.

                                (3) taxes, assessments and other charges that
                are due under the Master Lease or otherwise during the Sublease Term against (x) Subtenant's personal property and (y) any leasehold improvements to the Premises made by Subtenant. With respect to such taxes, assessments and other charges, the same shall be paid on or before the dates they are due and within the calendar year in which they are assessed. At Landlord's or Sublandlord's request, Subtenant shall provide to Landlord and Sublandlord, each year during the Sublease Term, a copy of paid tax receipts or other documented proof that Subtenant has paid all taxes due by it on any leasehold improvements or other items which are taxable as personal property which, if not paid, would constitute a lien on the Premises. If the taxes on Subtenant's leasehold improvements are not assessed directly against Subtenant but result in an increase in operating cost escalation payable by Sublandlord to Landlord, then Subtenant shall pay to Sublandlord such portion of the operating cost escalation as shall be attributable solely to Subtenant's leasehold improvements.


                                (iv) If federal, state or local law now or
                hereafter imposes any tax, assessment, levy or other charge (other than any income tax) directly or indirectly upon Sublandlord or Landlord with respect to this Sublease or the value thereof, or upon the Subtenant's use or occupancy of the Premises, or upon the rent, additional rent or any other sums payable under this Sublease or upon this transaction, Subtenant shall pay to Sublandlord, as additional rent and upon demand, the amount of the same. Without limiting the generality of the foregoing, Subtenant shall pay as additional rent any amounts due with respect to the Premises for the Philadelphia School District Use and Occupancy Tax.

         8. SUBLANDLORD'S PAYMENT OF FIXED RENT; LATE CHARGES. Sublandlord shall timely pay or cause to be paid to Landlord the Base Rent payable under the Master Lease. To the extent Subtenant has not made any payments due hereunder within five (5) business days after said amount is due, Subtenant shall pay to Sublandlord a late charge equal to five percent (5%) of the amount of the delinquent payment. In addition, all unpaid Rent shall bear interest at a rate equal to the lower of twelve percent per annum or the highest rate permitted by law, from the due date until the date paid. The amount of the late charges and interest for any month shall be computed on the aggregate amount of all delinquent payments, including all accrued late charges and interest, then outstanding. The provisions of this Section 8 shall in no way relieve Subtenant of the obligation to make all required payments when due, nor shall these provisions in any way limit Sublandlord's remedies under this Sublease.

         9. USE; QUIET ENJOYMENT.

         (1) The Premises may be used and occupied for general office purposes permitted by the Master Lease and for no other purpose without the prior written consent of Sublandlord. Subtenant agrees that the Premises will not be used at any time for the storage or distribution of any hazardous materials or substances, or for any other purpose which violates any federal, state or local environmental statute, ordinance or regulation. Except as specifically set forth in Section 11 below, Sublandlord makes no representation, express or implied, with respect to the condition or fitness of the Premises for any particular purpose.

         (2) Subject to receipt of Landlord's Consent pursuant to Section 19 below, Sublandlord covenants that Sublandlord has the right to make this Sublease and that Subtenant on paying the rent and performing its obligations hereunder shall peacefully and quietly have, hold and enjoy the Premises throughout the Term without any manner of hindrance, disturbance or molestation from Sublandlord or anyone claiming under Sublandlord, subject however to all the terms and provisions hereof.


         10. ALTERATIONS; IMPROVEMENTS.

         Subtenant will not make any alterations or improvements to the Premises, or any portion thereof without: (i) the prior written consent of Sublandlord in each instance being first obtained, which consent Sublandlord shall not unreasonably withhold, and (ii) complying with the provisions of the Master Lease relating to alterations and improvements. Sublandlord shall be entitled to all of the rights afforded Landlord under the Master Lease with respect to such alterations improvements without diminishing any of the rights of Landlord thereunder.

         11. SUBLANDLORD'S WORK

         Prior to commencement of the term of this Sublease, Sublandlord shall construct any necessary demising wall and shall perform any fire, life and safety work required to be performed in any public corridors on the 19th floor ("Sublandlord's Work"), provided however that Subtenant shall be responsible at its sole cost for providing and installing any doors that Subtenant desires in the demising wall. Sublandlord's Work shall comply with all applicable codes and shall be performed at Sublandlord's expense.

         On or before February 19, 1999, Subtenant shall provide Sublandlord with a plan sufficient for obtaining building permits for performance of Sublandlord's Work, sealed by an architect licensed in Pennsylvania, which plan shall be reasonably satisfactory to Sublandlord and shall be used as Exhibit B to this Sublease.

         12. INSURANCE.

         (1) Subtenant shall, at its sole cost and expense, obtain and maintain in effect during the Sublease Term, with a reputable financially-sound company reasonably acceptable to Sublandlord and Landlord and authorized to do business in the Commonwealth of Pennsylvania, comprehensive public liability and property damage insurance with a broad form contractual liability endorsement with a minimum limit of liability of $3,000,000 for injury or death and damages to any one person, of $3,000,000 for injury or death arising out of one occurrence, and $3,000,000 for damage to property, naming Sublandlord, Landlord and Subtenant as insureds, against any and all claims for personal injury, death or property damage occurring in, upon, adjacent to, or connected with the Premises or any part thereof. Subtenant shall pay all premiums and charges therefor and upon failure to do so Sublandlord may, but shall not be obligated to, make such payments, in which event Subtenant agrees to pay the amount thereof to Sublandlord on demand. Such policies shall contain a provision that no act or omission of Subtenant will affect or limit the obligation of the insurance company to pay the amount of any loss sustained and shall be noncancellable except upon thirty (30) days advance written notice to Sublandlord and Landlord. In the event Subtenant shall fail to obtain such insurance, Sublandlord may, but shall not be obligated to, obtain the same, in which event the amount of the premium paid shall be paid by Subtenant to Sublandlord upon demand. Subtenant shall deliver certificates of insurance evidencing the maintenance of the insurance coverages required hereby to Sublandlord and Landlord.

         (2) Subtenant shall obtain and maintain throughout the Sublease Term hazard insurance to fully insure its own personal property, including, but not limited to, furniture, trade fixtures and equipment located on the Premises.


         13. WAIVER OF CLAIMS. Sublandlord and Subtenant hereby mutually release each other from any and all liabilities for any loss or damage caused to their respective property by casualty, even if such casualty shall be brought about by the fault or negligence of Sublandlord or Subtenant, respectively, or any persons claiming under them, provided, however, that said waivers do not adversely affect the insurance coverages required to be maintained under the Master Lease or this Sublease or otherwise maintained by a Party and any additional costs for insurance waivers shall be paid by the Party for whose benefit said waiver is obtained.

         14. DEFAULT.

         (1) It shall be a default on the part of Subtenant under this sublease if Subtenant shall fail to make timely payment of Rent hereunder, or Subtenant shall fail to fulfill any of its other obligations, covenants and agreements set forth herein or under the Master Lease, and such failure shall continue uncured for five (5) business days after written notice from Sublandlord to Subtenant, provided however that in no event shall Sublandlord be required to provide such notice or permit such cure period more than three times in any twelve (12) month period. Upon the occurrence of an default, Sublandlord shall have all the rights and remedies with respect to such default as are provided to Landlord under the Master Lease for default by tenant thereunder. Sublandlord shall have the right, but shall not be obligated, to cure any breach or default by Subtenant under this Sublease or the Master Lease, and any and all costs incurred by Sublandlord in connection with the curing of any such breach or default shall become due and payable to Sublandlord within five (5) days after written demand to Subtenant therefor.

         (2) Upon default by Subtenant under this Sublease, Sublandlord shall be entitled to pursue all rights and remedies at law or in equity provided and Sublandlord's choice of any one right or remedy shall not be exclusive of the exercise of any other right or remedy. If Sublandlord exercises any remedy for default by Subtenant resulting in termination of Subtenant's right to possess the Premises, Sublandlord shall have no obligation to mitigate damages or relet the Premises or any part hereof for the account of Subtenant. Sublandlord shall collect the rents from any such reletting and apply the same first to the payment of its unreimbursed expenses of re-entry, repair and alterations and its unreimbursed expenses of reletting and second to the payment of Rent and other expenses, costs and charges herein provided to be paid by Subtenant, and any excess, costs and charges herein provided to be paid by Subtenant, and any excess or residue shall be paid to Sublandlord. No such repossession, repairs, alterations, additions or reletting shall be construed as an eviction or ouster of Subtenant or as an election on Sublandlord's part to terminate this Sublease, unless a written notice of such intention is given to Subtenant, nor shall the same operate to release Subtenant, in whole or in part, from any of Subtenant's obligations hereunder, and Sublandlord, at any time and from time to time, may sue and seek a judgment for any deficiencies from time to time remaining after the application of the proceeds of any such reletting.

         (3) The Confession of Judgment Provisions contained in the Master Lease are hereby expressly made a part of this Sublease and applicable to Subtenant, as follows:

                  Upon termination of this Sublease by Sublandlord after default by Subtenant, if Tenant shall fail to forthwith peaceably surrender possession of the Premises to Sublandlord, any attorney may immediately thereafter, as attorney for Subtenant, or for those claiming under Subtenant, at the request of Sublandlord, confess judgment in ejectment against Subtenant and all persons claiming under Subtenant, for the recovery by Sublandlord of possession of the Premises and costs, without any liability on the part of Sublandlord or the said attorney, for which this shall be sufficient warrant, and, upon the confession of such judgment or judgments, respectively, if Sublandlord so desires, a writ of possession may issue forthwith without any prior writ or proceeding whatsoever; and Subtenant, for Subtenant and those claiming under Subtenant, hereby releases to Sublandlord all procedural errors and defects whatsoever in entering such actions or judgments or causing such writs of possession or concerning the same and hereby agrees that a copy of this Sublease, with any modifications thereof, together with any affidavit of Sublandlord or any agent of Sublandlord, averring a breach of the terms and conditions thereof, may be filed in said actions and that it shall not be necessary to file the original sublease as a warrant of attorney, any law or rule of court to the contrary notwithstanding. If, for any reason, after such confession of judgment in ejectment has been commenced, the same shall be determined and the possession of the Premises remain in or be restored to Subtenant, Sublandlord shall have the right, in any subsequent default or defaults resulting in termination of this Sublease as hereinbefore provided, to further confess judgment in ejectment one or more times in the manner and form hereinbefore set forth to recover possession of said Premises for such subsequent default. No determination of this Sublease, nor taking or recovering possession of the Premises, shall deprive Sublandlord of any other remedy or action against Subtenant herein provided or available at law for possession or, subject to the liquidated damages provision of the Master Lease, for rent, damages, costs or any other charges payable as rent nor shall the bringing of any such action for rent, damages, costs or any other charges payable as rent, or any distress or suit for rent, damages, costs or any other charges payable as rent, prevent Sublandlord from proceeding to recover possession as herein provided.

                  The right to enter any judgment for possession against Subtenant herein granted may be exercised on behalf of any assignee of the Sublandlord in his, her or their name and shall also be exercisable as often as there is default on the part of the Subtenant and a resultant termination of this Lease, not being exhausted by one or more exercises thereof.

         15. SURRENDER. Upon expiration of the Sublease Term, or if, at any time prior to expiration of the Sublease Term, this Sublease shall be terminated as a result of Subtenant's default hereunder or otherwise, Subtenant shall immediately quit and surrender up to Sublandlord possession of the Premises, and all of Sublandlord's furnishings and items or property therein, in a broom-clean condition and in good order and repair, ordinary wear and tear excepted, and Subtenant shall remove all of its personal property therefrom. If such removal shall injure or damage the Premises, Subtenant, at its expense, agrees to make repairs needed as a result of the installation and subsequent removal in good and workmanlike fashion. All alterations, additions and improvements made by or on behalf of Subtenant, and not otherwise removed by Subtenant, shall at Sublandlord's election become Sublandlord's property without compensation, allowance or credit to Subtenant.

         16. NOTICES. Any notice required or permitted to be given by either party to the other pursuant to this Sublease (a "Notice") shall be in writing, addressed to the party at the following address(es):

         If to Sublandlord:

                Day & Zimmermann, Inc.
                1818 Market Street
                Philadelphia, PA 19103
                Attn:  Robert J. Fitzsimmons
                       Vice President X Purchasing

         With a copy to:

                Mary P. Higgins, Esquire
                Simon, Higgins & Moran P.C.
                Suite 4900, 1650 Market Street
                Philadelphia, PA 19103


         If to Subtenant:

                Thomas P. Clark
                Chief Financial Officer
                Health Risk Management, Inc.
                10900 Hampshire Avenue South
                Bloomington, MN 55438

Any such Notice so addressed shall be deemed to have been properly given only if sent by personal delivery, receipted by the party to whom addressed, or certified mail, return receipt requested, posted in a United States post office station in the continental United States, postage prepaid, or by reputable overnight delivery service. All such Notices shall be deemed to have been given when delivered and receipted by the party to whom addressed, in the case of personal delivery, or three (3) days after the day so mailed or one (1) day after delivery to the overnight delivery service. Either party may, by notice as aforesaid, designate a different address or addresses for Notices intended for it.

         17. CASUALTY: CONDEMNATION.

         Subtenant's rights under this Sublease are subject in all respects to the provisions of Article VII (Casualty) and Article XVII (Condemnation) of the Master Lease, including without limitation Landlord's and Sublandlord's respective rights to terminate the Master Lease as provided therein. Any termination of the Master Lease pursuant to Article VII or Article XVII of the Master Lease also shall result in a termination of this Sublease.

         18. SECURITY SYSTEM; ACCESS CARDS.

         Sublandlord has installed a card accessed security system in the Demised Premises. Sublandlord will provide Subtenant access cards for Subtenant's employees to access the Premises, and Subtenant shall pay the reasonable charges established by Sublandlord from time to time for issuance of such cards. The security system and access cards are being provided to Subtenant merely as a convenience to Subtenant, and Sublandlord shall have no liability or obligation with respect to security for persons or property within the Premises. Subtenant has advised Sublandlord that Subtenant may install its own security system ("Subtenant's Security System") in the Premises. The installation of Subtenant's Security System shall be an alteration under and shall be subject to the requirements of Section 10 above. Sublandlord shall not unreasonably withhold consent to the installation of Subtenant's Security System.

         19. LANDLORD'S CONSENT. This Sublease is contingent upon Landlord's execution and delivery of the Consent to Sublease and Agreement in substantially the form attached hereto as Exhibit C. In the event that Landlord does not execute and deliver the Consent to Sublease and Agreement to Sublandlord on or before February 19, 1999, then either party shall have the right to terminate this Sublease by written notice to the other given on or before February 24, 1999.

         20. EXPANSION OPTION. Subtenant shall have a one-time option (the "Expansion Option"), as set forth below, to add additional space (the "Expansion Space", as hereinafter described) on the nineteenth floor to the Premises, subject to the following:

                (1) If Subtenant desires to exercise this Expansion Option Subtenant shall give written notice (the "Expansion Notice") to Sublandlord not later four months in advance of the commencement date for the Expansion Space.

                (2) At the time of exercise of the Expansion Option there shall not be any outstanding default by Subtenant under this Sublease nor any event or circumstances which with the passage of time or giving of notice would constitute a default.

                (3) The Expansion Space shall not include any space that has been offered to Subtenant pursuant to Section 21 if Subtenant has declined to exercise the ROFO Right with respect to that space. Subject to the foregoing, Subtenant shall designate the Expansion Space that Subtenant desires in the Expansion Notice.

                (4) The Expansion Term shall commence on the date specified in the Expansion Notice, which shall be not sooner than April 1, 2000 and not later than April 1, 2002, and in any event not sooner that four months after delivery of the Expansion Notice. The Expansion Term shall expire at the same time as the Sublease Term.

                (5) Sublandlord shall deliver the Expansion Space to Subtenant broom-clean and in its as-is condition (i.e., as is at the time of exercise of the Expansion Option) and shall have no obligation to make any improvements with respect to the Expansion Space, except that prior to commencement of the Expansion Term Sublandlord shall construct any necessary demising wall.

                (6) Additional space when added to the Premises under this
Section 20 shall become subject to all applicable provisions of this Sublease, including, without limitation, the payment of Fixed Rent (calculated as set forth below), and the payment of additional rent under Section 3(b), and such space shall constitute part of the Premises and shall be subject, without limitation, to the renewal options set forth in Section 22 of this Sublease. Subtenant shall commence payment of Fixed Rent and additional rent with respect to the Expansion Space immediately upon commencement of the Expansion Term. Subtenant's proportionate share for purposes of Real Estate Taxes (pursuant to Section 3(b)(i) above) shall be increased to equal a fraction, the numerator of which shall equal the rentable square footage of the Premises (including the Expansion Space) and the denominator of which shall equal 985,066. Subtenant's Proportionate Share for Operating Expenses (pursuant to Section 3(b)(ii) above) shall be increased to equal a fraction, the numerator of which shall equal the rentable square footage of the Premises (including the Expansion Space) and the denominator of which shall be 923,597.


                (7) The annual Fixed Rent for the Expansion Space shall equal the lesser of

                    (i) the product of the rentable square feet in the Expansion Space multiplied by $18.70, or

                    (ii) the greater of (A) the product of the rentable square feet in the Expansion Space multiplied by $17.00, or (B) the product of the rentable square feet in the Expansion Space multiplied by the Fair Market Rental Rate. The term "Fair Market Rental Rate" as used in this Sublease is defined to mean the amount of rent expressed in dollars and cents per square foot of rentable area on an annual basis which Landlord is then offering to prospective tenants unrelated to Landlord for new leases for space in the Building comparable to the Expansion Space.

                (8) If the annual Fixed Rent is determined under the foregoing clause (g)(i) or clause (g)(ii)(A), then the Base Year for the Expansion Space shall be 1999. If the annual Fixed Rent is determined under the foregoing clause
(g)(ii)(B) (i.e., using the Fair Market Rental Rate), then the Base Year for the Expansion Space shall be the Base Year then being offered by Landlord to prospective tenants unrelated to landlord under new leases for space in the Building comparable to the Expansion Space.

                (9) Within fifteen (15) days following Subtenant's exercise of the Expansion Option, Sublandlord and Subtenant shall execute an amendment to this Sublease identifying the space which has been added and setting forth the Fixed Rent and Subtenant's operating expense share and Subtenant's real estate tax share, all as determined in accordance with the provisions of this Section 20.


         21. RIGHT OF FIRST OFFER. (a) Throughout the term of this Sublease and any exercised renewal hereof, prior to subleasing any space on the nineteenth floor to any person or entity unrelated to Sublandlord, Sublandlord shall first offer to lease such space ("First Offer Space") to Subtenant on the terms and conditions set forth in this Section 21. Such offer shall be made by written notice given by Sublandlord to Subtenant (the "First Offer Notice"), hereinafter described. 1.

                (b) The First Offer Notice shall specify the following proposed terms and conditions for Subtenant's Sublease of the First Offer Space:

                                (i) the Fixed Rent and any additional rent;

                                (iii) the location and rentable area of the
                First Offer Space;

                                (iv) the commencement date for Subtenant's
                sublease of the First Offer Space;

                                (v) the proposed sublease term for the First
                Offer Space.

                (c) Subtenant shall have the right (the "ROFO Right") to lease all (but not less than all) of the First Offer Space upon the terms and conditions set forth in Sublandlord's First Offer Notice and in this Section 21. Subtenant shall exercise its ROFO Right by delivering written notice to Sublandlord within fifteen (15) days after Subtenant's receipt of the First Offer Notice (said fifteen (15) day period is referred to herein as the "Election Period"). Subtenant's rights under this Section 21 are subject to the condition that at the time of exercise of the ROFO Right there shall not be any outstanding default by Subtenant under this Sublease nor any event or circumstances which with the passage of time or giving of notice would constitute a default.

                (d) In the event Subtenant does not exercise the ROFO Right with respect to such First Offer Space, Sublandlord may sublease all or substantially all of such First Offer Space to any person or entity on substantially the same terms and conditions as set forth in the First Offer Notice, and if Sublandlord so subleases the space Subtenant shall have no right to exercise the Expansion Option with respect to that space. In the event that Sublandlord does not sublease the First Offer Space within one hundred eighty (180) days after the end of Subtenant's Election Period (said 180 day period is referred to as the "First Offer Period"), Sublandlord may not sublease such First Offer Space to any person or entity unrelated to Sublandlord without again offering to sublease such space to Subtenant in accordance with the terms of this Section 21.

                (e) Except as otherwise provided herein, the following terms and conditions shall apply to any First Offer Space as to which Subtenant has exercised the ROFO Right (the "ROFO Space"):

                                (i) The ROFO Space shall become part of the
                Premises, and, except as otherwise set forth in this Section 21(e), all of the terms and conditions applicable to the Premises shall also apply to the ROFO Space (including without limitation the renewal options set forth in Section 10).

                                (ii) The lease term shall commence as to the
                ROFO Space (the "ROFO Space Commencement Date") on the date set forth in the First Offer Notice.

                                (iii) The Fixed Rent payable for the ROFO Space
                and all other terms and conditions set forth in the First Offer Notice shall apply to the ROFO Space. Subtenant shall also pay the escalations as provided in Section 3(b) of this Sublease, with a base year as shall be as set forth in the First Offer Notice.

                                (iv) All ROFO Space shall be leased in its then
                existing condition, "as is", except as otherwise provided in the First Offer Notice.

                                (v) The term of this Sublease as to any ROFO
                Space shall be as set forth in the First Offer Notice, and the expiration of the term as to any ROFO Space may or may not be co-terminous with the Term of this Sublease for the Premises, as Sublandlord may elect. Whenever used in this lease the term "Non-renewing ROFO Space" shall mean any ROFO Space the term of which does not terminate at the end of the Term of this Sublease.

                Any ROFO Space other than Non-renewing ROFO Space shall be subject to Subtenant's renewal options set forth in Section 22. Non-renewing ROFO Space shall not be subject to Subtenant's renewal options set forth in Section 22.

                (f) The parties acknowledge that Sublandlord and its affiliates shall have the right to use and occupy all available space on the 19th floor, and in no event shall Subtenant's ROFO Right be triggered by any lease or sublease or other occupancy agreement or arrangement whereby Sublandlord or any affiliate of Sublandlord uses or occupies space on the 19th floor.

                (g) Within fifteen (15) days following Subtenant's exercise of any ROFO Right, Sublandlord and Subtenant shall execute an amendment to this Lease identifying the space which has been added and setting forth the Fixed Rent and Subtenant's operating expense share and Subtenant's real estate tax share, all as determined in accordance with the provisions of this Section 21.

         22. RENEWAL OPTIONS. Subtenant shall have the options to elect two (2) successive renewal terms of this Sublease, subject to the provisions of this
Section 22. The first renewal term shall commence on July 1, 2004 and shall expire on June 30, 2006; the second renewal term shall commence on July 1, 2006 and shall expire on February 28, 2008. In order to exercise a renewal option, Subtenant must, at least nine (9) months prior to the end of the term of this Sublease (or the first renewal term, if applicable) give written notice to Sublandlord stating that Subtenant exercises its renewal option. Subtenant's renewal options under this Section 22 are subject to the conditions that this Sublease must be in full force and effect and there shall be no default by Subtenant at the time of Subtenant's exercise of an option hereunder. All of the provisions of this Sublease (including without limitation all provisions regarding payment of additional rent) (excluding the Expansion Option provisions) shall be effective during each renewal term, except that (A) the Fixed Rent for the each renewal term shall equal an amount equal to the product of (i) Twenty Dollars ($20.00) and (ii) the number of rentable square feet in the Premises, which shall include the space initially subleased to Subtenant under this Sublease, and any Expansion Space subleased by Subtenant pursuant to
Section 20 above, and any ROFO Space, other than Non-renewing ROFO Space, subleased by Subtenant pursuant to Section 21 above. The Base Year for real estate taxes and operating expenses during any renewal term shall be 1999. If Subtenant shall holdover in all or any part of the Premises after the expiration of the term of this Sublease or any renewal term, Subtenant shall indemnify, defend and hold Sublandlord harmless from and against any and all liability, obligation, damages, claim or cause of action under the Master Lease resulting from such holdover.

         23. SUBTENANT'S SIGNAGE. Subtenant shall have the right to install (at Subtenant's cost and expense) an identifying sign on the wall in the elevator lobby on the 19th floor (the "Elevator Sign"), provided that Subtenant shall have received Sublandlord's prior written approval of the design, dimensions, materials and location of the Elevator Sign.

         24. ROOF RIGHTS.

         If Subtenant advises Sublandlord in writing that Subtenant desires to be able to use a portion of the roof of the Building, Sublandlord will forward Subtenant's request to Landlord. Any arrangement for Subtenant's use of a portion of the roof must be by agreement directly between Landlord and Subtenant, and in no event shall Sublandlord have any obligation or liability in connection with the same, nor shall the same affect in any way Sublandlord's rights under the Master Lease and this Sublease or Subtenant's obligations under this Sublease.

         25. MISCELLANEOUS.

                (1) This Sublease constitutes the entire agreement of the Parties relative to the subject matter hereof, and all prior negotiations, conversations, representations, agreements and understandings are specifically merged herein and superseded hereby. This Sublease may be modified only by a written instrument executed by the Parties hereto. This Sublease is the result of the prior negotiations, conversations, representations, agreements and understandings of the Parties and is to be construed as the jointly prepared product of the Parties. This Sublease may be signed in one or more counterparts, each of which shall constitute an original but all of which together shall constitute but one and the same document.

                (2) The terms and provisions of this Sublease shall inure to the benefit of and be binding upon the Parties and their respective successors, representatives and assigns (subject to the provisions of Section 4 hereof).

                (3) In the event of a conflict between the terms of this Sublease and the terms of the Master Lease as to and between the Parties hereto, the terms of this Sublease shall govern.

                (4) Time is of the essence of this Sublease.

                (5) This Sublease shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

                (6) The paragraph headings used in this Sublease have been inserted for convenience and reference only and should not be construed to limit or restrict the terms and provisions, covenants and conditions hereof.

                (7) If any term or provisions of this Sublease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Sublease, or the application of such term or provisions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each remaining term and provision of this Sublease shall be valid and be enforced to the fullest extent permitted by law.

                (8) Whenever any provision of this Sublease requires the consent or approval of Sublandlord, Sublandlord shall not be deemed to unreasonably withhold its consent or approval if the prior consent or approval of Landlord is required under the Master Lease and Sublandlord is unable to obtain such consent or approval of Landlord without the acceptance by Sublandlord of additional liabilities or obligations or the payment of money by Sublandlord.

                (9) Any and all indemnifications and obligations of Subtenant and Sublandlord pursuant to this Sublease, including, but not limited to, those described in Section 6 hereof, to the extent such obligations arise, commence, are created or occur during the Sublease Term, shall survive the termination of this Sublease.

                (10) All payments of Rent and other amounts due under this Sublease shall be made by Subtenant without offset or other deduction.

                (11) Subtenant shall not, under any circumstances, have the power to subject the Premises to any mechanics' or materialmen's liens or other liens of any kind.

                (12) Subtenant represents and warrants to Sublandlord that no person, company or partnership is entitled to any real estate commission, finder's fees or the like arising out of this Sublease and based on any agreement or understanding with Subtenant, except for Smith Mack & Company, Inc. ("Sublandlord's Broker") and Grubb & Ellis Company ("Subtenant's Broker") (together, the "Brokers"). Subtenant hereby agrees to indemnify, defend and hold Sublandlord harmless from any liability, cost and expense, including, but not limited to, reasonable attorneys' fees, which may result from a breach of this warranty by Subtenant. Sublandlord shall pay the commission to Sublandlord's Broker pursuant to written agreement between Sublandlord and Sublandlord's Broker, and Sublandlord's Broker shall pay the commission due to Subtenant's Broker pursuant to written agreement between the Brokers.

                (13) Within ten (10) days after Landlord or Sublandlord makes such a request, Subtenant shall deliver a written estoppel certificate, to the requesting party or its lender, it being intended that any such certificate delivered pursuant hereto may be relied upon by any party which may acquire an interest in the Premises.

                (14) Subtenant agrees to permit Landlord and Sublandlord, and their respective agents or other representatives, without abatement of Rent, after reasonable prior notice (which shall mean at least 24 hours telephone notice), provided notice will not be required in case of an emergency, to enter into and upon the Premises at all reasonable times for the purpose of examining the same, provided, however, that in no event shall Landlord or Sublandlord or their agents or representatives unreasonably interfere with the conduct of Subtenant's business at the Premises. Subtenant shall have the right to require such inspectors to provide proper identification, and to have a representative of Subtenant accompany the inspectors.

                IN WITNESS WHEREOF, the parties have executed this Sublease as of the date set forth above.


                     SUBLANDLORD: DAY & ZIMMERMANN, INC.
                     a Maryland corporation


                     By:
                        Robert J. Fitzsimmons, Vice President -- Purchasing



                     SUBTENANT: HEALTH RISK MANAGEMENT, INC.


                     By:
                        Name:
                        Office:

                              LIST OF ALL EXHIBITS

Exhibit A         --  List of Master Lease Documents

Exhibit B         --  Floor Plan showing the Premises

Exhibit C         --  Consent to Sublease

                                    EXHIBIT A

                             MASTER LEASE DOCUMENTS

                Lease Agreement between Walter Associates and Day & Zimmermann, Inc. ("Tenant"), dated December 18, 1975 (the "Original Lease") as amended by an Amendment to Lease dated June 21, 1976, an agreement dated December 2, 1976, an agreement dated February 27, 1981 and a Lease Amendment #1 dated as of February 27, 1981. for certain office space located in the building located at 1818 Market Street, Philadelphia (the "Building").

                First Amendment to Lease between Tenant and Daon of Pennsylvania, Inc. ("Daon") dated October 26, 1983.

                The following amendments between Tenant and 1818 Market
Partnership:

                two letter agreements dated October 30, 1984 and April 30, 1985, respectively, extending the lease term (which letter agreements have expired by their own terms), a Lease Amendment #2 dated April 8, 1986, a Lease Amendment No. 3 dated April 16, 1987, a Fourth Amendment to Lease dated as of June 1, 1987, a Fifth Amendment to Lease dated as of October 1, 1987, a Sixth Amendment to Lease dated as of May 21, 1990, and a Seventh Amendment to Lease dated as of April 5, 1991 and an Eighth Amendment to Lease dated October 25, 1991 (the "Eighth Amendment") and two letter agreements dated November 18, 1991 and January 14, 1992, which letter agreements exercise various options contained in the Eighth Amendment, a Ninth Amendment to Lease dated May 1, 1992, a Tenth Amendment to Lease dated December 29, 1994, three leases with respect to space in the sub-basement level of the Building -- a lease agreement that commenced as of November 22, 1977, for 473 square feet of rentable area; a lease agreement dated December 2, 1976, for 4401 square feet of rentable area, and a lease agreement dated June 15, 1992, for 538 square feet of rentable area -- and an Eleventh Amendment to Lease dated January 27, 1995, a Twelfth Amendment to Lease, dated September 19, 1995, a Thirteenth Amendment to Lease dated November 21, 1995, a Fourteenth Amendment to Lease, dated January 31, 1996, a Fifteenth Amendment to Lease dated August 1, 1996, and a Sixteenth Amendment to Lease, dated November 29, 1996.

                                    EXHIBIT B

                           [TO BE SUPPLIED BY 2/19/99
                           PER SECTION 11 OF SUBLEASE]

                                    EXHIBIT C

                               CONSENT TO SUBLEASE

                               CONSENT TO SUBLEASE

         AGREEMENT (this "Agreement") made as of the ____day of ___________, 199__, by and among 1818 MARKET-VEF II, LLC (hereinafter "Landlord"), DAY & ZIMMERMANN, INC. (hereinafter "Tenant"), and HEALTH RISK MANAGEMENT, INC. ("Subtenant").

         Background. Landlord and Tenant are parties to a certain Lease Agreement, dated December 18, 1975, as amended by various amendments (as so amended, the "Master Lease"), by which Tenant has leased certain space (the "Premises") in the building (the "Building") located at 1818 Market Street, Philadelphia, PA. Tenant and Subtenant have entered into a Sublease Agreement, dated ______ ____, 1999 (the "Sublease"), by which Tenant has subleased to Subtenant a portion of the Premises consisting of ________ r.s.f. on the 19th floor of the Building (the "Sublet Space"). Tenant has requested that Landlord approve the Sublease pursuant to Article XIV of the Master Lease.


         NOW, THEREFORE, in exchange for good, valuable and sufficient consideration received and intending to be legally bound hereby, Landlord, Tenant and Subtenant mutually covenant and agree as follows:


                A. CONSENT TO SUBLEASE. Landlord hereby consents to the subletting of the Sublet Space by the Tenant to the Subtenant, pursuant to the Sublease, a true, correct and complete copy of which is attached hereto, such consent being subject to and conditioned upon the following terms and conditions, to each of which Tenant and Subtenant expressly agree:


                1. Nothing contained in this Agreement shall

                    (a) operate as (i) Landlord's consent to or approval or ratification of any of the provisions of the Sublease or (ii) a representation or warranty by Landlord, and Landlord shall not be bound or estopped in any way by the provisions of the Sublease; or

                    (b) be construed to modify, waive or affect (i) any of the provisions, covenants or conditions in the Master Lease, (ii) any of Tenant's obligations under the Master Lease, or (iii) any rights or remedies of Landlord under the Master Lease or otherwise or to enlarge or increase Landlord's obligations or Tenant's rights under the Master Lease or otherwise; or

                    (c) be construed to waive any present or future breach or default on the part of Tenant under the Master Lease. In case of any conflict between the provisions of this Agreement and the provisions of the Sublease, the provisions of this Agreement shall prevail unaffected by the Sublease.

                2. The Sublease shall be subject and subordinate at all times to the Master Lease and all of its provisions, covenants and conditions. In case of any conflict between the provisions of the Master Lease and the provisions of the Sublease, the provisions of the Master Lease shall prevail unaffected by the Sublease.

                3. Landlord's consent to the Sublease as set forth in this Agreement is not assignable.

                4. Neither the Sublease nor this Agreement shall release or discharge the Tenant from any liability under the Master Lease and Tenant shall remain fully and primarily liable and responsible to Landlord for the full performance and observance of all the provisions, covenants and conditions set forth in the Master Lease on the part of Tenant to be performed and observed. Any breach or violation of any provision of the Master Lease by Subtenant shall be deemed to be and shall constitute a default by Tenant in fulfilling such provision.

                5. Landlord's consent to the Sublease as set forth in this Agreement shall not be construed as a consent by Landlord to any further subletting by either Tenant or Subtenant. The Sublease may not be amended, assigned, renewed or extended, nor shall the Premises or Sublet Space, or any part thereof, be further sublet without the prior written consent of Landlord in each instance.

                6. Upon the expiration or any earlier termination of the term of the Master Lease, or in case of the surrender of the Master Lease by Tenant to Landlord, except as provided in the next succeeding sentence, the Sublease and its term shall expire and come to an end as of the effective date of such expiration, termination, or surrender, automatically and without notice, and Subtenant shall vacate the Sublet Space on or before such date. If the Master Lease shall expire or terminate during the term of the Sublease for any reason other than condemnation or destruction by fire or other cause, or if Tenant shall surrender the Master Lease to Landlord during the term of the Sublease, Landlord, in its sole discretion, upon written notice given to Tenant and Subtenant not more than thirty (30) days after the effective date of such expiration, termination or surrender, without any additional or further agreement of any kind on the part of Subtenant, may elect to continue the Sublease with the same force and effect as if Landlord as lessor and Subtenant as lessee had entered into a lease as of such effective date for a term equal to the then unexpired term of the Sublease and containing the same terms and conditions as those contained in the Sublease, whereupon Subtenant shall attorn to Landlord, and Landlord and Subtenant shall have the same rights, obligations and remedies thereunder as were had by Tenant and Subtenant thereunder prior to such effective date, respectively, except that in no event shall Landlord be (1) liable for any act or omission by Tenant, or (2) subject to any offset or defenses which Subtenant had or might have against Tenant, or (3) bound by any rent or additional rent or other payment paid by Subtenant to Tenant in advance, or (4) bound by any amendment to the Sublease not consented to in writing by Landlord.

                7. Both Tenant and Subtenant shall be and continue to be liable for all bills rendered by Landlord for charges incurred by or imposed upon Subtenant for services rendered and materials supplied to the Sublet Space. If a separate submeter shall be installed to measure electric current furnished to the Sublet Space, then payment for the current so furnished shall be made by Subtenant directly to Landlord as and when billed and the furnishing of such current shall be in accordance with and subject to all of the applicable terms, covenants and conditions of the Master Lease.

                8. Any notice or communication which any party hereto may desire or be required to give to any other party under or with respect to this Agreement shall be given by prepaid certified mail or reputable overnight courier (such as Federal Express) addressed to such other party, at the following addresses:


                  If to Landlord:

                           1818 Market-VEF II, LLC
                           c/o Lend Lease Real Estate Investments, Inc.
                           Mellon Bank Center
                           Suite 4200
                           1735 Market Street
                           Philadelphia, Pennsylvania 19103

                  If to Tenant:

                           Day & Zimmermann, Inc.
                           1818 Market Street
                           Philadelphia, PA 19103
                           Attn:  Robert J. Fitzsimmons
                                  Vice President -- Purchasing

                           With a copy to:

                           Mary P. Higgins, Esquire
                           Simon, Higgins & Moran P.C.
                           Suite 4900, 1650 Market Street
                           Philadelphia, PA 19103

                  If to Subtenant:

                           Thomas P. Clark
                           Chief Financial Officer
                           Health Risk Management, Inc.
                           10900 Hampshire Avenue South
                           Bloomington, MN 55438

or at such other address as the party intended to receive such notice may have designated by notice given in accordance with the provisions of this Article 8. Any such notice or communication shall be deemed to have been given two business days after the date same shall be mailed, or one business day after the same shall have been deposited with the overnight courier, and may be given on behalf of a party by such party's counsel.

                9. This Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania, contains the entire Agreement of the parties hereto with respect to the subject matter hereof and may not be changed or terminated orally or by course of conduct. This Agreement may be signed in one or more counterparts.

                IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                       SUBLANDLORD:

                       DAY & ZIMMERMANN, INC.
                       a Maryland corporation


                       By:
                       Robert J. Fitzsimmons, Vice President -- Purchasing


                       SUBTENANT:
                       HEALTH RISK MANAGEMENT, INC.


                       By:
                       Name:
                       Office:

                       LANDLORD:

                       1818 MARKET - VEF II, LLC,
                       a Georgia liability company

                       By: Value Enhancement Fund II, LLC, a Georgia limited liability company, its manager

                       By:     Lend Lease Real Estate Investments, Inc., its
                               manager

                       By:
                               Name:
                               Title:

                         AMENDMENT TO SUBLEASE AGREEMENT

         THIS AMENDMENT (the "Amendment") is made this 6th day of April, 1999, between DAY & ZIMMERMANN, INC., a Maryland corporation (the "Sublandlord"), and HEALTH RISK MANAGEMENT, INC., a Minnesota corporation (the "Subtenant").

                               W I T N E S S E T H

         Sublandlord and Subtenant are party to a certain Sublease Agreement, dated February 10, 1999, wherein Sublandlord has subleased to Subtenant and Subtenant has subleased from Sublandlord certain premises in the building (the "Building") located at 1818 Market Street, Philadelphia, PA (the "Sublease"). Capitalized terms used in this Amendment not defined in herein shall have the same meaning in this Amendment as they do in the Sublease.

         Subtenant has requested that Sublandlord agree to increase the amount of space that has been subleased to Subtenant pursuant to the Sublease, and Sublandlord is willing to do so upon the terms and conditions set forth in this Amendment.

         In addition, Sublandlord has measured the sublet space and the parties hereto desire to enter this Amendment in accordance with Section 2 of the Sublease.

         NOW, THEREFORE, in consideration of the foregoing, the payment of Ten Dollars ($10.00) by Subtenant to Sublandlord, the covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree that the Sublease is amended as follows:

         1. PREMISES. The term "Premises" is amended to mean the space located on the 19th floor of the Building as shown on Exhibit A attached hereto. Sublandlord and Subtenant agree that the rentable square footage of the Premises is 28,034.

         2. FIXED RENT. The Annual Fixed Rent is agreed to equal FOUR HUNDRED SEVENTY-SIX THOUSAND FIVE HUNDRED SEVENTY-EIGHT DOLLARS ($476,578). Monthly installments of annual Fixed Rent shall equal Thirty-Nine Thousand Seven Hundred Fourteen Dollars and Eighty-Four Cents ($39,714.84). The total amount of Subtenant's credit against Fixed Rent pursuant to Section 3(a)(iii) of the Sublease shall equal Four Hundred Twenty-Seven Thousand Five Hundred Eighteen Dollars and Fifty Cents ($427,518.50).

         3. SUBTENANT'S PROPORTIONATE SHARES. Subtenant's proportionate share for Real Estate Taxes shall equal 2.85 percent. Subtenant's Proportionate Share for Operating Expenses shall equal 3.04 percent.

         4. MISCELLANEOUS.

                (1) The Sublease remains in full force and effect as amended by this Amendment. This Amendment and the Sublease constitute the entire agreement of the Parties relative to the subject matter hereof, and all prior negotiations, conversations, representations, agreements and understandings are specifically merged herein and superseded hereby. The Sublease and this Amendment may be modified only by a written instrument executed by the Parties hereto. This Amendment is the result of the prior negotiations, conversations, representations, agreements and understandings of the Parties and is to be construed as the jointly prepared product of the Parties. This Amendment may be signed in one or more counterparts, each of which shall constitute an original but all of which together shall constitute but one and the same document. Whenever the word Sublease appears in this Amendment or in the Sublease, it shall mean the Sublease as amended by this Amendment.

                (2) The Confession of Judgment Provisions contained in the Master Lease and incorporated in the Sublease are hereby expressly made a part of this Amendment and applicable to Subtenant and this Amendment, as follows:

                  Upon termination of this Sublease (which shall for all purposes mean the Sublease as amended by this Amendment) by Sublandlord after default by Subtenant, if Subtenant shall fail to forthwith peaceably surrender possession of the Premises to Sublandlord, any attorney may immediately thereafter, as attorney for Subtenant, or for those claiming under Subtenant, at the request of Sublandlord, confess judgment in ejectment against Subtenant and all persons claiming under Subtenant, for the recovery by Sublandlord of possession of the Premises and costs, without any liability on the part of Sublandlord or the said attorney, for which this shall be sufficient warrant, and, upon the confession of such judgment or judgments, respectively, if Sublandlord so desires, a writ of possession may issue forthwith without any prior writ or proceeding whatsoever; and Subtenant, for Subtenant and those claiming under Subtenant, hereby releases to Sublandlord all procedural errors and defects whatsoever in entering such actions or judgments or causing such writs of possession or concerning the same and hereby agrees that a copy of this Sublease, with any modifications thereof, together with any affidavit of Sublandlord or any agent of Sublandlord, averring a breach of the terms and conditions thereof, may be filed in said actions and that it shall not be necessary to file the original Sublease as a warrant of attorney, any law or rule of court to the contrary notwithstanding. If, for any reason, after such confession of judgment in ejectment has been commenced, the same shall be determined and the possession of the Premises remain in or be restored to Subtenant, Sublandlord shall have the right, in any subsequent default or defaults resulting in termination of this Sublease as hereinbefore provided, to further confess judgment in ejectment one or more times in the manner and form hereinbefore set forth to recover possession of said Premises for such subsequent default. No determination of this Sublease, nor taking or recovering possession of the Premises, shall deprive Sublandlord of any other remedy or action against Subtenant herein provided or available at law for possession or, subject to the liquidated damages provision of the Master Lease, for rent, damages, costs or any other charges payable as rent nor shall the bringing of any such action for rent, damages, costs or any other charges payable as rent, or any distress or suit for rent, damages, costs or any other charges payable as rent, prevent Sublandlord from proceeding to recover possession as herein provided.

                  The right to enter any judgment for possession against Subtenant herein granted may be exercised on behalf of any assignee of the Sublandlord in his, her or their name and shall also be exercisable as often as there is default on the part of the Subtenant and a resultant termination of this Lease, not being exhausted by one or more exercises thereof.

                (3) Subtenant represents and warrants to Sublandlord that no person, company or partnership is entitled to any real estate commission, finder's fees or the like arising out of this Amendment and based on any agreement or understanding with Subtenant, except for Smith Mack & Company, Inc. ("Sublandlord's Broker") and Grubb & Ellis Company ("Subtenant's Broker") (together, the "Brokers"). Subtenant hereby agrees to indemnify, defend and hold Sublandlord harmless from any liability, cost and expense, including, but not limited to, reasonable attorneys' fees, which may result from a breach of this warranty by Subtenant. Sublandlord shall pay the commission to Sublandlord's Broker pursuant to written agreement between Sublandlord and Sublandlord's Broker, and Sublandlord's Broker shall pay the commission due to Subtenant's Broker pursuant to written agreement between the Brokers.

                (d) This Amendment is contingent upon Landlord's execution and delivery of the Consent to Amendment in substantially the form attached hereto as Exhibit B. In the event that Landlord does not execute and deliver the Consent to Amendment on or before April 16, 1999, then either Party shall have the right to terminate this Amendment (but not the Sublease, which shall remain in full force and effect and unamended by this Amendment) by written notice to the other given on or before April 20, 1999.

                IN WITNESS WHEREOF, the parties have executed this Sublease as of the date set forth above.


                      SUBLANDLORD: DAY & ZIMMERMANN, INC.
                      a Maryland corporation


                      By:_______________________________
                      Robert J. Fitzsimmons, Vice President -- Purchasing



                      SUBTENANT: HEALTH RISK MANAGEMENT, INC.


                      By:
                      Name:
                      Office:

                        LIST OF ALL EXHIBITS TO AMENDMENT

Exhibit A         Floor Plan showing the Premises

Exhibit B         Consent to Amendment

                                    EXHIBIT A

                                    EXHIBIT B

                              CONSENT TO AMENDMENT

                              CONSENT TO AMENDMENT

         AGREEMENT (this "Agreement") made as of the ____day of April, 1999, by and among 1818 MARKET-VEF II, LLC (hereinafter "Landlord"), DAY & ZIMMERMANN, INC. (hereinafter "Tenant"), and HEALTH RISK MANAGEMENT, INC. ("Subtenant").

         Background. Landlord, Tenant and Subtenant are parties to a certain Consent to Sublease, dated February 10, 1999. Capitalized terms used in this Consent to Amendment but not defined herein shall have the same meaning as in the Consent to Sublease. Landlord and Tenant have entered into an Amendment to Sublease, dated April ___, 1999, a true and correct copy of which is attached hereto (the "Amendment"). The Amendment, among other things, increases the Sublet Space to 28,034 rentable square feet located on the 19th floor of the Building. Tenant has requested that Landlord approve the Amendment pursuant to
Article XIV of the Master Lease and Section A(5) of the Consent to Sublease.

         NOW, THEREFORE, in exchange for good, valuable and sufficient consideration received and intending to be legally bound hereby, Landlord, Tenant and Subtenant mutually covenant and agree as follows:

         1. The Consent to Sublease is hereby amended as follows:

                (a) All references to the Sublease shall mean the Sublease as amended by the Amendment.

                (b) All references to the Sublet Space shall mean the 28,034 r.s.f on the 19th floor of the Building as identified on Exhibit A to the Amendment.

         2. The Consent to Sublease remains in full force and effect as amendment by this Consent to Amendment. This Consent to Amendment shall be construed in accordance with the laws of the Commonwealth of Pennsylvania, and with the Consent to Sublease contains the entire Agreement of the parties hereto with respect to the subject matter hereof and may not be changed or terminated orally or by course of conduct. This Consent to Amendment may be signed in one or more counterparts.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                       TENANT:

                       DAY & ZIMMERMANN, INC.
                       a Maryland corporation


                       By:
                       Robert J. Fitzsimmons, Vice President -- Purchasing


                       SUBTENANT:
                       HEALTH RISK MANAGEMENT, INC.


                       By:
                       Name:
                       Office:

                       LANDLORD:

                       1818 MARKET - VEF II, LLC,
                       a Georgia liability company

                           By:     Value Enhancement Fund II, LLC, a Georgia
                                    limited liability company, its manager

                           By:     Lend Lease Real Estate Investments, Inc.,
                                    its manager

                           By:
                                   Name:
                                   Title: